Exhibit 4.3
FORM OF FACE OF DEBENTURE
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR INDIVIDUAL SECURITIES REGISTERED IN THE NAMES OF PARTICIPANTS IN DTC, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC OR BY A NOMINEE OF DTC TO DTC OR A NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

No.	$
TIME WARNER CABLE INC.
7.30% Debenture due 2038
CUSIP: 88732J AN8
     Time Warner Cable Inc., a Delaware corporation (such corporation or any successor under the Indenture referred to on the reverse hereof being called the “Company”), TW NY Cable Holding Inc., a Delaware corporation (“TW NY”), and Time Warner Entertainment Company, L.P., a Delaware limited partnership (“TWE” and, together with TW NY, the “Guarantors”), promise to pay to [          ] or registered assigns, the principal sum of                      DOLLARS ($                    ) on July 1, 2038, at the office or agency of the Company in the Borough of Manhattan, the City and State of New York. This Debenture has the benefit of unconditional guarantees by the Guarantors, as more fully described on the reverse hereof.

Interest Payment Dates:	Semi-annually in arrears on January 1 and July 1, beginning January 1, 2009

Record Dates:	December 15 and June 15
     Additional provisions of this Debenture are set forth on the other side of this Debenture.
Dated: June 19, 2008

Attest:	TIME WARNER CABLE INC.,

by

		Name:	Robert D. Marcus
		Title:	Senior Executive Vice President and Chief Financial Officer

Attest:	TW NY CABLE HOLDING INC., as Guarantor,

by

		Name:	Robert D. Marcus
		Title:	Senior Executive Vice President and Chief Financial Officer

Attest:	TIME WARNER ENTERTAINMENT COMPANY, L.P., as Guarantor,

by

		Name:	Robert D. Marcus
		Title:	Senior Executive Vice President and Chief Financial Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture. The Bank of New York, as Trustee,

by

Authorized Signatory

Dated

FORM OF REVERSE SIDE OF DEBENTURE
TIME WARNER CABLE INC.
7.30% Debenture due 2038
     This Debenture (as defined below) is one of the duly authorized issue of senior debentures, notes, bonds or other evidences of indebtedness (hereinafter called the “Debt Securities”) of the Company of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, dated as of April 9, 2007, among the Company, TW NY, TWE, and The Bank of New York, as Trustee (herein called the “Trustee”), as supplemented by the first supplemental indenture, dated as of April 9, 2007, between the Company, TW NY, TWE and the Trustee and pursuant to resolutions adopted by the Offering Committee of the Company on June 16, 2008, as authorized by the Company’s Board of Directors (as so supplemented, the “Indenture”), to which reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, and any agent of the Trustee, any Paying Agent, the Company, the Guarantors and the Holders of the Debt Securities, and the terms upon which the Debt Securities are issued and may be authenticated and delivered.
     The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may have different conversion prices or exchange provisions (if any), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Debenture is one of the series of Debt Securities of the Company issued pursuant to the Indenture designated as the 7.30% Debentures due 2038 (the “Debentures”), initially limited in aggregate principal amount to $1,500,000,000. The Company may, without the consent of the Holders of the Debentures, issue additional debentures having the same ranking, interest rate, maturity and other terms as the Debentures. Any additional debentures will, together with the Debentures, constitute a single series of the Debentures under the Indenture. No additional debentures may be issued if an Event of Default has occurred with respect to the Debentures.
     The Company promises to pay interest from June 19, 2008, on the principal amount of this Debenture semi-annually on January 1 and July 1 of each year beginning January 1, 2009 at the office or agency of the Company in the Borough of Manhattan, The City of New York, in like coin or currency, at the rate per annum specified in the title hereof. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. If interest or principal on this Debenture is payable on a Saturday, Sunday or any other day when banks are not open for business in The City of New York, the Company will make the payment on the next business day, and no interest will accrue as a result of the delay in payment.

     Each of TW NY and TWE, as primary obligor and not merely as surety, irrevocably and unconditionally guarantees, to each Holder of Debentures, and to the Trustee and its successors and assigns, (i) the full and punctual payment of principal of and interest on the Debentures when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Debentures and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Debentures.
     The Guarantees constitute guarantees of payment, performance and compliance and not merely of collection. The obligation of the Guarantors to make any payments may be satisfied by causing the Company or any other Person to make such payments. Further, the Guarantors agree to pay any and all costs and expenses (including reasonable attorney’s fees) incurred by the Trustee or any Holder of Debentures in enforcing any of their respective rights under the Guarantees.
     The interest so payable, and punctually paid or duly provided for, on any January 1 or July 1 will, except as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the December 15 or June 15 next preceding the interest payment date (herein called the “Regular Record Date”) whether or not a Business Day, and may, at the option of the Company, be paid by check mailed to the registered address of such Person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practicable by the Trustee, all as more fully provided in the Indenture.
     Initially, the Trustee will be the Paying Agent and Registrar with respect to this Debenture . The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Registrar, to appoint additional or other Paying Agents and other Registrars and to approve any change in the office through which any Paying Agent or Registrar acts; provided that, there will at all times be a Paying Agent in The City of New York.
     The Debentures will be redeemable at any time and from time to time, as a whole or in part, at the option of the Company, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of the Debentures to be redeemed, at respective redemption prices equal to the greater of (i) 100% of the principal amount of the Debentures to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus 40 basis points, plus, in either case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).
     “Comparable Treasury Issue” means, with respect to the Debentures, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Debentures being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Debentures.
     “Comparable Treasury Price” means, with respect to any redemption date for the Debentures: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.
     “Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by the Company.
     “Reference Treasury Dealer” means four primary U.S. Government securities dealers to be selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.
     “Remaining Scheduled Payments” means, with respect to each Debenture to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Debenture , the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.
     “Treasury Rate” means, with respect to any redemption date for the Debentures: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the

Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the Debentures, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.
     On and after the redemption date, interest will cease to accrue on the Debentures or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price, and accrued interest. On or before the redemption date, the Company shall deposit with a paying agent, or the Trustee, money sufficient to pay the Redemption Price of and accrued interest on the Debentures to be redeemed on such date. If the Company elects to redeem less than all of the Debentures of a series, then the Trustee will select the particular Debentures of such series to be redeemed by such method as the Trustee deems fair and appropriate.
     If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of all the Debentures and all accrued interest thereon may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Debt Securities of each series under the Indenture with the consent of the Holders of not less than a majority in principal amount of the Debt Securities at the time Outstanding of all Series to be affected thereby (acting as one class). The Indenture also permits the Holders of a majority in principal amount of the Debt Securities at the time Outstanding of each series on behalf of the Holders of all Debt Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture or such other

Debenture. The Indenture also permits the release of a Guarantor from its obligations under its Guarantee in certain circumstances without the consent of the Holders of the Debt Securities.
     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and any premium of and any interest on this Debenture at the place, rate and respective times and in the coin or currency prescribed herein and in the Indenture.
     As provided in the Indenture and subject to the satisfaction of certain conditions therein set forth, including the deposit of certain trust funds in trust, at the Company’s option, either (i) the Company and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by, and the obligations under, the Debt Securities of any series and to have satisfied all the obligations (with certain exceptions) under the Indenture relating to the Debt Securities and the Guarantees of such series or (ii) the Company and the Guarantors shall cease to be under any obligation to comply with any term, provision or condition of certain restrictive covenants or provisions set forth in any additions or changes to or deletions from covenants and Events of Default with respect to the Debt Securities and the Guarantees of such series.
     The Debentures are issuable in registered form without coupons, in a minimum denomination of $2,000 and integral multiples of $1,000 in excess of $2,000. Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.
     Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.
     Subject to the provisions of the Indenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     Unless otherwise defined herein, all terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     THIS DEBENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Debenture shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.
     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to Time Warner Cable Inc., One Time Warner Center, North Tower, New York, NY 10019, Attention of Investor Relations.

SCHEDULE OF EXCHANGES OF SECURITIES
     The following exchanges or redemptions of a part of this Global Security have been made:

	Amount of Decrease in	Amount of Increase in
	Principal Amount	Principal Amount
	of this	of the
Date of Transaction	Global Security	Global Security

ASSIGNMENT FORM
To assign this Debenture, fill in the form below:
I or we assign and transfer this Debenture to

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                     agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him.

Date:                                                       Your Signature:

(Sign exactly as your name appears on the other side of this Debenture)